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                                                                    EXHIBIT 21.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 4, 1998 relating to the financial statements of Tie/communications, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Kansas City, Missouri
May 14, 1999